N-SAR Exhibit: Sub-item 77I(a)
Western Asset Partners Income Trust
QS Dynamic Multi-Strategy Fund

Item 77I (a): New or Amended Securities

In response to Sub-Items 77I (a), QS Dynamic Multi-Strategy Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16- 491471).The Registrant
also incorporates by reference Post-Effective Amendment No. 371 to Form N-1A filed on May 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-600486).